Exhibit 3.27

State of Delaware Secretary of State Division of Corporations Delivered 10:58 AM 11/13/2007 FILED 10:52 AM 11/13/2007 SRV 071214790 — 4445007 FILE
CERTIFICATE OF FORMATION
OF
CABLE NEWCO, LLC
UNDER SECTION 18-201
OF THE DELAWARE
LIMITED LIABILITY COMPANY ACT
     This Certificate of Formation of Cable Newco, LLC (the “LLC”), dated as of November 13, 2007, is being duly executed and filed by Linda Kalayjian, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-201, et seq.) (the “Act”).
     FIRST. The name of the limited liability company formed hereby is “Cable Newco, LLC”.
     SECOND. The address of the registered office of the LLC required to be maintained by §18-104 of the Act is in care of The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.
     THIRD. The name and address of the registered agent for service of process required to be maintained by §18-104 of the Act is in care of The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

By:	/s/ Linda Kalayjian
Linda Kalayjian

State of Delaware Secretary of State Division of Corporations Delivered 01:51 PM 06/27/2008 FILED 01:50 PM 06/27/2008 SRV 080738607 — 4445007 FILE
CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF FORMATION
OF
CABLE NEWCO, LLC

     Cable Newco, LLC (hereinafter called the “company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:
     1. The name of the limited liability company is Cable Newco, LLC.
     2. The certificate of formation of the company is hereby amended by striking out Article First thereof and by substituting in lieu thereof the following new Article First:
     “FIRST: The name of the limited liability company formed hereby is Post Foods, LLC.”
     Executed on this 27th day of June, 2008.

/s/ Irma Villarreal
Authorized Person